Exhibit 4.4

EXECUTION VERSION

[Triumph]

FOURTH AMENDMENT TO PERFORMANCE GUARANTY

This FOURTH AMENDMENT (this “Amendment”), dated as of August 17, 2020, is among TRIUMPH GROUP, INC., a Delaware corporation, as performance guarantor (“Triumph”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as purchaser agent (in such capacity, together with its successors and assigns in such capacity, the “Purchaser Agent”) and as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”). Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Agreement (as defined below).

RECITALS

1.    The Administrator and Triumph are parties to the Performance Guaranty, dated as of August 7, 2008 (as amended, supplemented or otherwise modified through the date hereof, the “Agreement”).

2.    The Purchaser Agent, the Administrator and Triumph desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Amendment to the Agreement. Section 7(f) of the Agreement is hereby replaced in its entirety with the following:

(f)    [RESERVED].

SECTION 2. Conditions to Effectiveness.

This Amendment shall become effective as of the date hereof, subject to the condition precedent that the Administrator shall have received each of the following, each duly executed and dated as of the date hereof (or such other date satisfactory to the Administrator), in form and substance satisfactory to the Administrator:

(a)    counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto; and

(b)    such other documents, agreements, certificates, opinions and instruments as the Administrator may reasonably request prior to delivery by the Administrator of an executed counterpart of this Amendment.

SECTION 3. Representations and Warranties; Covenants.

Triumph, hereby represents and warrants to the Purchaser Agent and the Administrator as follows:

(a)    Representations and Warranties. The representations and warranties contained in Section 6 of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)    Enforceability. The execution and delivery by Triumph of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on each of its parts. This Amendment and the Agreement, as amended hereby, are Triumph’s valid and legally binding obligations, enforceable in accordance with its terms.

SECTION 4. Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Performance Guaranty”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable conflicts of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Laws).

SECTION 7. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

SECTION 8. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 9. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TRIUMPH GROUP, INC.

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Senior Vice President and Chief Financial Officer

S-1

Fourth Amendment to Performance Guaranty (Triumph)

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent

By:	/s/ Christopher Blaney
	Name:	Christopher Blaney
	Title:	Senior Vice President

S-2

Fourth Amendment to Performance Guaranty (Triumph)

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ Christopher Blaney
	Name:	Christopher Blaney
	Title:	Senior Vice President

S-3

Fourth Amendment to Performance Guaranty (Triumph)